Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Commonwealth Income & Growth Fund 8, LP of our report dated June 21, 2012 relating to the March 31, 2012 financial statement of Commonwealth Income & Growth Fund 8, LP, which appears in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ ASHER & COMPANY, Ltd.

Philadelphia, Pennsylvania
June 22, 2012